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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    --------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) July 2, 1996

                            PHARMACIA & UPJOHN, INC.
               (Exact name of Registrant as Specified in Charter)


          Delaware                     1-11557                    98-0155411
(State or Other Jurisdiction         (Commission              (I.R.S. Employer
      of Incorporation)              File Number)            Identification No.)


    Knyvett House, The Causeway, Staines, Middlesex TW18 3BA, England. (N/A)
               (Address of principal executive offices) (Zip code)

     Registrant's telephone number, including area code 011-44-181-956-0043

                                      (N/A)
          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

             Not applicable.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

             Not applicable.


ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

             Not applicable.


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

             Not applicable.

ITEM 5.  OTHER EVENTS.

             Pharmacia & Upjohn, Inc. and Biopure Corporation on July 2, 1996 terminated their agreement to jointly develop Hemopure, a hemoglobin-based oxygen transport product for treatment of blood loss associated with surgery.

             Biopure and The Upjohn Company (now Pharmacia & Upjohn) entered into an alliance to develop Hemopure in December 1990. Under the agreement, The Upjohn Company obtained certain marketing rights to Hemopure and assumed financial responsibility for human testing of the product. Biopure was responsible for product development and manufacturing.

             Pharmacia & Upjohn will take an after-tax charge to earnings of $69.225 million (13 cents per share) in the second quarter of 1996 related to the termination of the Biopure agreement. As a result of the dissolution of the agreement, Biopure will regain marketing rights to Hemopure. Pharmacia & Upjohn maintains its stock ownership in Biopure and is represented on the Biopure Board of Directors.


ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

             Not applicable.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

             Not applicable.


ITEM 8.  CHANGE IN FISCAL YEAR.

             Not applicable.

                                       -2-
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PHARMACIA & UPJOHN, INC.
                                                (Registrant)



                                       By /s/ Kenneth M. Cyrus
                                          Name:   Kenneth M. Cyrus
                                          Title:  Senior Vice President,
                                                  General Counsel and Secretary

Dated: July 8, 1996